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                                                                    EXHIBIT 99.4

                       INSTRUCTIONS FROM BENEFICIAL OWNER
                            TO REGISTERED HOLDERS AND
                      DEPOSITORY TRUST COMPANY PARTICIPANTS

                            TRINITY INDUSTRIES, INC.

                          6-1/2% SENIOR NOTES DUE 2014

To Registered Holders and Depository Trust Company Participants:

   The undersigned hereby acknowledges receipt of the Prospectus dated ________, 2004 (the "Prospectus") of Trinity Industries, Inc. (the "Company"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), which, together with the Prospectus, constitute the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount of its 6-1/2% Senior Notes due 2014 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of its outstanding 6-1/2% Senior Notes due 2014 (the "Original Notes"). Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Prospectus.

   This will instruct you, the registered holder and/or Depository Trust Company participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

   The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount): $___________ of the Original Notes.

   With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

   [ ] To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered (if any)):

   $___________ of the Original Notes.*

                                       or

   [ ] NOT to TENDER any Original Notes held by you for the account of the undersigned.

   * Exchange Notes and the untendered portion of Original Notes must be in minimum denominations of integral multiples of $1,000.

   If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the Exchange Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the Exchange Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the Exchange Notes,
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(iii) the undersigned and each person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and
(y) cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the undersigned and each person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission and (v) neither the undersigned nor any person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an "affiliate" of the Company, as defined under Rule 405 under the Securities Act. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes received in respect of such Original Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



                                    SIGN HERE

Name of beneficial owner(s) (please print)
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Signature(s):
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Address:
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Telephone Number:
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Taxpayer identification or Social Security Number:
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Date:
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